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                                                                    EXHIBIT 99.4

                                 ACCENT RX, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

                                       1

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                                 ACCENT RX, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2003
                                   (unaudited)

                                     ASSETS
Current assets:

    Cash                                                          $   137,591
    Accounts receivable, net of allowance for
       doubtful accounts of $402,074                                  360,035
    Notes and other receivables                                       303,356
                                                                  -----------
         Total current assets                                         800,982

   Furniture, equipment
      and leasehold improvements, net                                 198,487
   Due from affiliate                                               1,888,260
   Other assets                                                        46,881

                                                                  -----------
                                                                  $ 2,934,610
                                                                  ===========

                        LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

    Accounts payable                                              $   862,231
    Accrued expense                                                   668,315
    Interest payable to shareholder                                   154,146
    Notes payable                                                   6,093,687
    Payable to primary supplier                                       351,576
                                                                  -----------
     Total liabilities                                              8,129,955

Commitments

Stockholder's equity:
   Common stock                                                           100
   Additional paid-in capital                                         235,263
   Accumulated deficit                                             (5,430,708)
                                                                  -----------
         Total stockholder's equity                                (5,195,345)
                                                                  -----------
                                                                  $ 2,934,610
                                                                  ===========

                       See notes to financial statements.

                                        2

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                                 ACCENT RX, INC.
                             STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 2003

Net sales                                       $ 3,467,935

Cost of sales                                     3,170,487
                                                -----------

Gross margin                                        297,448

Operating expenses                                  688,982
                                                -----------

Loss from operations                               (391,534)

Other income (expense):

    Interest and finance charges                    166,722
    Other income                                  4,021,190
    Depreciation and amortization                   (49,997)
                                                -----------

Income before income taxes                        3,746,381

Income tax expense                                       (-)
                                                -----------

Net income                                      $ 3,746,381
                                                ===========

                       See notes to financial statements.

                                       3

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                                 ACCENT RX, INC.
                             STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 2003

Cash flows from operating activities:
    Net income                                                                $  3,746,381
    Adjustments to reconcile net loss to net cash flows from
       operating activities:
         Depreciation and amortization                                              49,997
         Increase (decrease) in cash resulting from changes in:
           Accounts receivable                                                   1,063,920
           Inventories                                                             172,581
           Prepaid expenses and other assets                                      (267,782)
           Accounts payable and accrued expenses                                (4,213,066)
                                                                              ------------
Net cash flows from operating activities                                           552,032
                                                                              ------------

Cash flows from investing activities:
    Proceeds from disposal of equipment                                              1,475
    Acquisition of furniture, equipment, and leasehold improvements                 (2,467)
                                                                              ------------
Net cash flows from investing activities                                              (992)
                                                                              ------------

Cash flows from financing activities:
    Advances to parent                                                            (837,631)
    Payments on long-term debt                                                     (11,116)
                                                                              ------------
Net cash flows from financing activities                                          (848,747)
                                                                              ------------

Net change in cash                                                                (297,707)

Cash at beginning of period                                                        435,298
                                                                              ------------
Cash at end of period                                                         $    137,591
                                                                              ============

                       See notes to financial statements.

                                       4

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                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Business and organization:

         AccentRx, Inc. ("AccentRx") is a specialty pharmacy distribution company providing disease management and distribution of costly, targeted pharmaceutical therapies to patients and their specialists. AccentRx provides products and services to HIV/AIDS, organ transplantation, Hepatitis C and cancer patients. The Company was organized in March 2002 as a wholly-owned subsidiary of Accentia, Inc.

         Basis of Presentation:

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included.

         Accounts receivable and allowance for doubtful accounts:

         Management reviews accounts receivable on a monthly basis to determine collectibility. Balances that are determined to be uncollectible are written off to the allowance for doubtful accounts. The allowance for doubtful accounts contains a general accrual for estimated bad debts and had a balance of approximately $384,000 at December 31, 2003, which management considers adequate.

         Inventories:

         Inventories consist of trade pharmaceutical products held for sale. Inventories are stated at the lower of cost or market with cost determined using the first-in first-out ("FIFO") method.

         Furniture, equipment and leasehold improvements:

         Furniture, equipment and leasehold improvements are stated at cost. Depreciation is determined using accelerated methods over the estimated useful lives of three to seven years. Amortization of leasehold improvements is over the shorter of the improvements' estimated economic lives or the related lease terms.

                                       5

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                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Income taxes:

         Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Revenue recognition:

         AccentRx recognizes revenue when pharmaceuticals are delivered to patients. Sales adjustments are estimated based on the history of insurance carrier adjustments.

                                       6